Exhibit 32

Certification of CEO and CFO

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Cyanotech Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2020 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned certifies that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o (d)); and

2)	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date: November 12, 2020	/s/ Gerald R. Cysewski
Gerald R. Cysewski
Chief Executive Officer; Vice Chairman of the Board

Date: November 12, 2020	/s/ Felicia Ladin
Felicia Ladin
Chief Financial Officer; Vice President—Finance & Administration, and Treasurer
(Principal Financial Officer)